Exhibit 99.1

KonaRed Corporation Provides Conference Call Invitation
to Discuss Fiscal 2016 Financial Results and Business Update
Tuesday, April 25th at 4:30pm EDT
- Kyle Redfield President and COO of KonaRed will discuss
Fiscal 2016 results and near term outlook -

KOLOA, Hawaii, April 21, 2017 – KonaRed Corporation (OTCQB: KRED), manufacturers of premium Hawaiian Cold Brew Coffee and Whole Bean Coffee products and the pioneer of the USA coffee fruit category, is pleased to announce that the Company's President and COO, Kyle Redfield, will be hosting an investor update conference call on Tuesday, April 25th at 4:30 PM EDT.
During the call, Mr. Redfield will be reviewing the Company's 2016 results and provide an outlook on 2017. All KonaRed® investors and other interested parties are invited.
Conference call information:
Date: Tuesday, April 25, 2017
Time: 4:30 PM Eastern Time (EDT)
Dial in Number for U.S. & Canadian Callers: 1-866-682-6100
Dial in Number for International Callers (Outside of the U.S. & Canada):  1-862-255-5401

To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.
A replay will be available for 14 days starting on April 25, 2017 at approximately 7pm (EDT). To access the replay, please dial 1-877-481-4010 in the U.S. and Canada and 1-919-882-2331 for international callers. The conference ID# is 10348.

About KonaRed Corporation
KonaRed® Corporation is the pioneer of the USA Grown, Hawaiian Coffee Fruit. The Company oversees a vertically integrated supply chain, which starts with the highest quality Coffee and Coffee Fruit from Kona, Hawaii. The Company produces five Ready to Drink ('RTD') Cold Brew Coffee varieties, plus its well-established RTD Premium Antioxidant Juices, 100% Hawaiian Coffee Fruit Powders and three varieties of Kona Coffee Beans. KonaRed products are sold throughout the U.S. and can be found in select Publix, Kroger, Safeway, Vitamin Shoppe, Target, Whole Foods, 7-Eleven, Vons, Albertsons, Pavilions, Walgreens and many other retail outlets. More information about KonaRed and its products can be found at www.konared.com.

Contact:
Redwood Investment Group

Tel: 714 978-4425